UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MESA LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

Telephone:  (303) 987-8000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, September 14, 2012

To Our Shareholders:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Mesa Laboratories, Inc.  (the “Company”) will be held at the Company’s offices at 12100 West Sixth Avenue, Lakewood, Colorado 80228, on Friday, September 14, 2012 at 9:30 a.m. MDT for the following purposes:

1.                                      To elect seven directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified;

2.                                      To ratify the appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (“EKS&H”) as the Company’s independent registered public accounting firm for fiscal 2013 (the “Ratification of Auditors Proposal”);

3.                                      To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 25,000,000 (the “Amendment to the Articles of Incorporation Proposal”); and

4.                                      To transact such other business as may properly come before the meeting or any adjournment.

The Board of Directors has fixed the close of business on July 25, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment.

A Proxy Statement which describes the foregoing proposals and a form of Proxy accompany this Notice.

By Order of the Board of Directors

Dated: August 10, 2012	Steven W. Peterson
Secretary

IMPORTANT

Whether or not you expect to attend the meeting, you are urged to execute the accompanying proxy and return it promptly in the enclosed reply envelope which requires no postage.  Any shareholder granting a proxy may revoke the same at any time prior to its exercise.  Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 14, 2012

The Mesa Laboratories, Inc. Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended March 31, 2012 are available for view on the internet at

http://www.mesalabs.com/corporate/

Please note that due to changes in the NYSE rules, brokers are no longer permitted to vote your shares on proposals for the election of directors or on any other non-routine matters if you have not given your broker specific instructions on how to vote your shares.  PLEASE BE SURE TO GIVE SPECIFIC VOTING INSTRUCTIONS TO YOUR BROKER SO THAT YOUR VOTES CAN BE COUNTED.

MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, September 14, 2012

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Mesa Laboratories, Inc.  (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on Friday, September 14, 2012, and at any adjournment.  In addition to the use of the mails, proxies may be solicited by personal interview or telephone by officers, directors and other employees of the Company, who will not receive additional compensation for such services.  The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material.  The Company will bear the cost of this solicitation of proxies.  Such costs are expected to be nominal.  Proxy solicitation will commence with the mailing of this Proxy Statement on or about August 10, 2012.

Execution and return of the enclosed proxy will not affect a shareholder’s right to attend the meeting and to vote in person.  Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the meeting.  A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the meeting.  A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon.  In the absence of specific instructions, proxies will be voted by the person named in the proxy “FOR” the proposals described in this Proxy and in accordance with his best judgment on all other matters that may properly come before the meeting.

The enclosed proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees.  The names of all nominees are listed on the proxy.  If you wish to grant authority to vote for all nominees, check the box marked “FOR”.  If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD”.  If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the meeting are as follows:

1.                                       To elect seven directors to hold office for the term specified herein or until their successors are elected and qualified;

2.                                       To ratify the appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (EKS&H) as the Company’s independent registered public accounting firm for fiscal 2013 (the “Ratification of Auditors Proposal”);

3.                                       To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 25,000,000 (the “Amendment of the Articles of Incorporation Proposal”; and

4.                                       To transact such other business as may properly come before the meeting or any adjournment.

VOTING AT MEETING

The voting securities of the Company consist solely of common stock, no par value per share (the “Common Stock”).

The record date for shareholders entitled to notice of and to vote at the meeting is the close of business on July 25, 2012, at which time the Company had outstanding and entitled to vote at the meeting 3,339,684 shares of Common Stock.  Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.  The election of each director and the Ratification of Auditors Proposal each will require the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon.  The approval of the Amendment of the Articles of Incorporation Proposal will require the affirmative vote of the holders of a majority of the Common Stock outstanding.  Cumulative voting for directors is not authorized and proxies cannot be voted for more than seven nominees.

STOCK OWNERSHIP

The following table sets forth the number of shares of the Company’s Common Stock owned beneficially as of March 31, 2012 (unless otherwise noted), by each person known by the Company to have owned beneficially more than five percent of such shares then outstanding, by each executive officer and director of the Company and by all of the Company’s executive officers and directors as a group.  This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.  As far as is known to management of the Company, no person owns beneficially more than five percent of the outstanding shares of common stock as of March 31, 2012 except as set forth below.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percentage of Class- Beneficially Owned
Luke R. Schmieder (1)	191,403	(2)	5.8
John J. Sullivan Ph.D. (1)	82,062	(3)	2.4
Steven W. Peterson (1)	62,643	(4)	1.9
Glenn E. Adriance (1)	18,300	(5)	0.5
Michael L. Tranmer (1)(16)	3,100	(6)	0.1
H. Stuart Campbell (1)	105,848	(7)	3.2
Michael T. Brooks (1)	35,750	(8)	1.1
Robert V. Dwyer (1)	125,810	(9)	3.8
Evan C. Guillemin (1)	203,500	(10) (15)	6.1
David M. Kelly (1)	9,050	(11)	0.3
FMR Corp. (13)	317,500		9.6
Royce and Associates, Inc. (14)	388,354		11.7

All executive officers and directors as a group (10 in number)	837,466	(12)	24.4

(1)                  The business address is 12100 West Sixth Avenue, Lakewood, Colorado 80228.

(2)                  Includes 6,075 shares which Mr. Schmieder has the right to acquire within 60 days by exercise of stock options.

(3)                  Includes 61,100 shares which Mr. Sullivan has the right to acquire within 60 days by exercise of stock options.

(4)                  Includes 9,300 shares which Mr. Peterson has the right to acquire within 60 days by exercise of stock options.

(5)                  Includes 6,025 shares which Mr. Adriance has the right to acquire within 60 days by exercise of stock options.

(6)                  Includes 3,100 shares which Mr. Tranmer has the right to acquire within 60 days by exercise of stock options.

(7)                  Includes 1,800 shares which Mr. Campbell has the right to acquire within 60 days by exercise of stock options.

(8)                  Includes 16,550 shares which Mr. Brooks has the right to acquire within 60 days by exercise of stock options.

(9)                  Includes 1,800 shares which Mr. Dwyer has the right to acquire within 60 days by exercise of stock options.

(10)            Includes 3,500 shares which Mr. Guillemin has the right to acquire within 60 days of exercise by stock options

(11)            Includes 600 shares which Mr. Kelly has the right to acquire within 60 days by exercise of stock options.

(12)            Includes 109,850 shares which the executive officers and directors of the Company as a group have the right to acquire within 60 days by exercise of stock options.

(13)            The business address is 82 Devonshire Street, Boston, MA 02109.

(14)            The business address is 745 Fifth Avenue, New York, NY 10151.

(15)            Includes 200,000 shares beneficially owned by SEG Ventures, LLC, of which Mr. Guillemin is a partner.

(16)            Mr. Tranmer resigned as Executive Vice President — Biological Indicator Operations effective July 9, 2012.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors and its Committees

Our business is managed through the oversight and direction of our Board of Directors. During fiscal 2012, we had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.  Our Board of Directors currently consists of seven persons. Under applicable Nasdaq and SEC requirements, (i) we are required to have a majority of independent directors, and (ii) all of the members of each committee, with the exception of the Nominating Committee, must be independent. The Board of Directors has affirmatively determined that each of H. Stuart Campbell, Michael T. Brooks, David M. Kelly, Luke R. Schmieder and Evan C. Guillemin is an “independent director” as such term is defined in Nasdaq Listing Rule 5605. The Board of Directors has also affirmatively determined that each member of each committee of the Board of Directors satisfies the independence requirements applicable to committees as prescribed by the Nasdaq Listing Rules and the rules and regulations of the SEC. Messrs. Sullivan and Dwyer are not “independent directors” because they either are employees of the Company or have been employed by the Company in the past three years.

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details.  The Board meets regularly throughout the year, including the annual organization meeting following the Annual Meeting of Shareholders, to review significant developments affecting the Company and to act upon matters requiring Board approval.  It also holds special meetings as required from time to time when important matters arise, requiring Board action between scheduled meetings.

Directors are elected at each Annual Meeting of Shareholders and serve until a successor is duly elected and qualified at an appropriate Annual Meeting of the Shareholders. Vacancies may be filled by an affirmative vote of the majority of the remaining directors.

No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

Each non-employee director will be compensated separately for service on the Board and is reimbursed for expenses to attend Board meetings.  Members of the Audit, Nominating and Compensation Committees are not compensated separately for service on those committees.

Meetings of the Board of Directors

The Board of Directors met seven times during fiscal 2012 and each director attended each meeting held during the time in which he was serving as a director.

Attendance at Annual Meeting

Although we do not have a formal policy regarding attendance by the Board of Directors at the Annual Meeting of Shareholders, we encourage directors to attend, and the annual meeting of the Board of Directors typically is held on the same day as the Annual Meeting of Shareholders. We anticipate that each director nominated for re-election will attend both meetings in 2012.

Committees of the Board

The charter of each committee is available in print to any shareholder who requests it, or on our website at www.mesalabs.com/corporate. Each of the following Directors are members of all of the committees (Audit, Compensation and Nominating):

Michael T. Brooks

H. Stuart Campbell, Nominating Committee Chairman

Evan C. Guillemin, Audit Committee Chairman

David M. Kelly, Compensation Committee Chairman

Luke R. Schmieder

In addition to the standing committees mentioned above, the Board may convene special committees to consider various other matters as they arise. During fiscal 2012, the Board did not convene any special committees.

Audit Committee. Pursuant to its charter, the Audit Committee assists the Board of Directors in overseeing (i) the financial statements and audits of the Company, (ii) the Company’s compliance with financial reporting requirements, and (iii) the independence and performance of the Company’s internal and external auditors. The Audit Committee charter further requires the Audit Committee to, among other things:

•                  Review the annual audited financial statements with management and the independent auditors and determine whether to recommend to the Board that they be included in the Company’s Annual Report on Form 10-K;

•                  Review proposed major changes to the Company’s auditing and accounting principles and practices;

•                  Review and evaluate the Company’s system of internal control;

•                  Review significant financial reporting issues raised by management or the independent auditors; and

•                  Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters as well as the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee met eight times during fiscal 2012.  All members of the Audit Committee were present at each meeting. The Board of Directors has determined that Mr. Evan Guillemin is an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act and is “independent.” The SEC has indicated that the designation of a person as an “audit committee financial expert” does not (i) mean that such person is an expert for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended (ii) impose on such person any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such designation, or (iii) affect the duties, obligations, or liability of any other member of the Audit Committee or the Board of Directors.

As required by Nasdaq, our Board of Directors has reviewed the qualifications of its Audit Committee members and has determined that none of them has a relationship with us that may interfere with the exercise of their independence from management and the Company.

Compensation Committee . Pursuant to its charter, the Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities for compensation of executive officers and administration of the Company’s compensation and benefit plans.

The Compensation Committee met two times during fiscal 2012, and all members of the Compensation Committee were present at each meeting.

Nominating Committee. The Nominating Committee assists the Board of Directors in identifying qualified individuals to become members of the Board. The committee met two times during fiscal 2012, and all members of the Nominating Committee were present.

Special Committees. As needed, special committees may be constituted by the Board to review special matters or assist in special investigations and any matters which may arise out of those investigations. In fiscal 2012, we had no special committees.

Director Nominations

In evaluating potential director candidates, the Nominating Committee considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the applicable Listing Rules of The NASDAQ Stock Market. The Nominating Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as are deemed relevant by the Nominating Committee. The Nominating Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.

In identifying potential director candidates, the Nominating Committee relies on recommendations made by current directors and officers. In addition, the Nominating Committee may engage a third party search firm to identify and recommend potential candidates. Finally, the Nominating Committee will consider candidates recommended by shareholders.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, no members of our Compensation Committee were executive officers serving on the Compensation Committee of another entity whose executive officers served on the Company’s Board of Directors. No member of the Compensation Committee was an officer or employee of the Company, or had a business relationship with or conducted any undisclosed transactions with the Company.

Board Leadership

The role of Chairman is currently held by Mr. Luke R. Schmieder and the role of CEO is held by Dr. John J. Sullivan. Because of Mr. Schmieder’s role as founder, and his successful tenure for more than 25 years as CEO with the Company, the Board believes he is best suited for the Chairman’s role. It is the Board’s opinion that Dr. Sullivan’s training and experience with similar organizations and his experience in increasingly responsible positions within the Company makes him well suited for the role of CEO. Mr. Evan Guillemin currently serves as the Company’s Audit Committee Chairman. Mr. Guillemin has considerable experience both as a CFO and in financial analysis, which makes him well suited to this role. Besides his almost 30 years of experience with the Company, Mr. Campbell has served on the boards of several other successful publicly owned companies over his career.

Risk Oversight

The Board of Directors takes a key role in overseeing the Company’s risks. The Board receives frequent timely reports of the Company’s financial performance, changes in and composition of balance sheet accounts, quality assurance program effectiveness, product liability risks and status of relationships with all business constituencies including customers, employees, suppliers and government entities. The Audit Committee receives regular reports on Mesa Laboratories, Inc.’s compliance with securities laws and communicates with the SEC and shareholders. The Audit Committee has established an independent whistleblower hot line to encourage early and anonymous reporting of accounting irregularities or other violations of its codes of ethics. The Board of Directors routinely reviews litigation threats, product/market strategies and operational activities of the Company.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors, including our principal executive officer and principal financial officer. The Code contains written standards that are reasonably designed to deter wrongdoing and includes provisions regarding ethical conduct, conflicts of interest, proper disclosure in all public communications, compliance with all applicable governmental laws, rules and regulations, and the prompt reporting of violations of the Code and accountability for adherence to the Code.  A copy of the Code is available at no charge on our web site at www.mesalabs.com/corporate/ .

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board of Directors by writing to all or one of the following: Audit Committee Chairman, Compensation Committee Chairman, or Nominating Committee Chairman, c/o Corporate Secretary, Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood CO 80228.

PROPOSAL 1.

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE “FOR” THE ELECTION OF SUCH NOMINEES.

At the meeting, seven directors are to be elected.  Each director will be elected for a one-year term or until his successor is elected and qualified.

Shares represented by properly executed proxies will be voted, in the absence of contrary indication or revocation by the shareholder granting such proxy, in favor of the persons named below as directors, to hold office for the term stated in the preceding paragraph.  The person named as proxy in the enclosed proxy has been designated by management and intends to vote for the election to the Board of Directors of the persons named below, each of whom is now a director of the Company.  If the contingency should occur that any such nominee is unable to serve as a director, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that the Nominating Committee may designate.  Management knows of no reason why any nominee would be unable to serve.  The information presented herein with respect to the nominees was obtained in part from the respective persons, and in part from the records of the Company.

Information about Board Nominees

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as director, we also believe that all of our director nominees display personal and professional integrity; broad-based business acumen; a high level of understanding of our business and our industry; strategic thinking and a willingness to share ideas; and have a diversity of experiences, expertise and background.

Nominees for Election as Directors

Name and Address	Age	Office	Term Expires(1)
Luke R. Schmieder 12100 West Sixth Avenue Lakewood, Colorado	69	Chairman of the Board of Directors (2)	2012

John. J. Sullivan, Ph.D. 12100 West Sixth Avenue Lakewood, Colorado	59	Chief Executive Officer, President, Treasurer and Director	2012

H. Stuart Campbell 12100 West Sixth Avenue Lakewood, Colorado	82	Director (2)	2012

Michael T. Brooks 12100 West Sixth Avenue Lakewood, Colorado	63	Director (2)	2012

Robert V. Dwyer 12100 West Sixth Avenue Lakewood, Colorado	71	Director	2012

Evan C. Guillemin 12100 West Sixth Avenue Lakewood, Colorado	47	Director (2)	2012

David M. Kelly 12100 West Sixth Avenue Lakewood, Colorado	70	Director (2)	2012

(1)                                  The term of office of each officer of the Company is at the discretion of the Board of Directors.

(2)                                  Member of Audit Committee, Compensation Committee and Nominating Committee.

Luke R. Schmieder, Chairman of the Board of Directors

Mr. Schmieder attended Ohio State University and Ohio University taking courses in mechanical engineering and business management.  Mr. Schmieder was employed from 1970 to 1977 by Cobe Laboratories, Inc. (manufacturer of dialysis and cardiovascular equipment and supplies) as a designer and process controller on various projects.  From 1977 to 1982, Mr. Schmieder served as president and principal of a consulting company for product and process development primarily in the medical field.  Mr. Schmieder has served as Chief Executive Officer and a Director of the Company since its inception in March 1982. At March 10, 2009, Mr. Schmieder retired from his positions as Chief Executive Officer and Treasurer, and now devotes such time as is necessary to the affairs of the Company.

John J. Sullivan, Ph.D., Chief Executive Officer, President, Treasurer and Director

Dr. Sullivan received his Bachelor of Science degree in Biology from Western Washington University in 1976 and a Ph.D. degree in Food Science from the University of Washington in 1982.  From 1976 until 1980, Dr. Sullivan was employed as an Analytical Chemist at BioMed Research Labs (an independent research and testing laboratory).  In 1982, Dr. Sullivan joined the U.S. Food and Drug Administration’s Seattle District Laboratory as a Senior Research Scientist and worked there until 1988.  In 1988, Dr. Sullivan joined Varian, Inc. (a major analytical instrument manufacturer) and served in various capacities in Research and Development, Sales and Marketing Management and in Business Development until 2004.  Dr. Sullivan joined the Company in October 2004 in the role of Vice President of Sales and Marketing, and was promoted to the positions of President and Chief Operating Officer in 2006.  In March 2009, Dr. Sullivan was promoted to the positions of Chief Executive Officer and President, and appointed to the Board of Directors.

H. Stuart Campbell, Director

Mr. Campbell received his Bachelor of Science degree from Cornell University in 1951.  From 1960 through September 1982, Mr. Campbell served in various capacities for Johnson & Johnson and Ethicon, Inc., a domestic subsidiary of Johnson & Johnson.  From 1977 through September 1982, he was a Company Group Chairman with Johnson & Johnson and served as Chief Executive Officer and Chairman of the Board of Directors of eight major corporate subsidiaries.  Mr. Campbell owned and served as an officer of Highland Packaging Labs, Inc., Somerville, New Jersey (contract packaging business) until its sale in 2002. Mr. Campbell has served as a Director of the Company since May 1983 and devotes such time as is necessary to the affairs of the Company.

Michael T. Brooks, Director

Mr. Brooks received his Bachelor of Arts in History from Ohio Wesleyan University in 1971. While pursuing a career in fluid power, he received a Masters in Business Administration from the University of Denver in 1983.  Mr. Brooks was an independent manufacturer’s representative from 1982 to 1985, at which time he purchased an interest in Fiero Fluid Power, which he presently owns and operates.  Fiero Fluid Power is a Rep/Distributor selling pneumatic and instrumentation equipment.  He has been a Director since October 1998 and devotes such time as is necessary to the affairs of the Company.

Robert V. Dwyer, Director

Mr. Dwyer received his Bachelor of Arts in Philosophy from Creighton University in 1962, and he received his J.D. from Creighton University in 1964.  Mr. Dwyer has served as President and was the majority owner of Raven Biological Laboratories, Inc. and is also an Attorney at Law. Mr. Dwyer currently serves on the Board of Directors of American National Bank, based in Omaha, Nebraska.  In addition, Mr. Dwyer holds ownership positions in other small business entities. He was appointed a Director in May 2006 and served as President of the Company’s Raven Biological Laboratories operation until November 2010.

Evan C. Guillemin, Director

Mr. Guillemin received a Bachelor of Arts degree from Yale University in 1987 and a Master’s Degree in Business Administration with distinction from Harvard Business School in 1996.  Mr. Guillemin has served as Chief Financial Officer (CFO) and Analyst at Select Equity Group Inc., a registered investment adviser based in New York City, since 2004. Prior to joining Select Equity Group, Mr. Guillemin served as CFO of Alloy Merchandising Group Inc., the successor to Delias Inc. Mr. Guillemin was an executive and board member of Delias Inc., a NASDAQ-traded specialty retailing company. He served as CFO and then Chief Operating Officer of Delias from 1996 to 2003, when the company was acquired by Alloy Inc. He has been a Director since February 2009 and devotes such time as is necessary to the affairs of the Company.

David M. Kelly, Director

Mr. Kelly received a Bachelor of Science degree in Physics from Boston College in 1964, a Master’s Degree in Molecular Biophysics from Yale in 1966, and a Masters of Business Administration from Harvard Business School in 1968.  From 1972 to 1995 Mr. Kelly was with Carrier Corporation and held a variety of executive positions, in the United States and in Asia, in marketing, finance, manufacturing and operations, including President of North America operations.  In 1995 Mr. Kelly joined Matthews International Corporation, where he served as Chairman of the Board, Chief Executive Officer, and President until his retirement in 2007. Mr. Kelly currently serves as a member of the Board of Directors of Federated Investors, Inc. and Mestek. He was appointed a Director of the Company in October 2010 and devotes such time as is necessary to the affairs of the Company.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to § 240.16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation from the reporting person (as hereinafter defined) that no Form 5 is required, the Company is not aware of any person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (“reporting person”), that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

COMPENSATION, DISCUSSION AND ANALYSIS

Compensation Committee

The Compensation Committee supervises our executive compensation program for Named Executive Officers (“NEOs”). All members of the committee are independent, non-employee directors. As a group, the committee reports to the full Board of Directors. Our CEO, upon request, may attend selected meetings of the committee and/or provide input regarding executive compensation to the committee. The committee has the authority to engage outside consultants or purchase compensation surveys, if needed, for evaluation of executive compensation levels.  The committee met two times in fiscal 2012.

Compensation Philosophy

The Compensation Committee has designed a compensation program for NEOs to attract, retain, and motivate talent in our competitive market environment while focusing the executive team and Mesa Laboratories, Inc. on the creation of long-term value for shareholders. NEO positions during fiscal 2012 included: Chief Executive Officer, President, Chief Financial Officer, Executive Vice President of Sales and Marketing and Executive Vice President of Operations. Other positions may be added as business conditions warrant.

Our compensation programs for our NEOs are designed to:

•                  attract and retain high performing and experienced executives;

•                  motivate and reward executives whose knowledge, skills and performance are critical to our success;

•                  align the interests of our executives and shareholders by motivating executives to increase shareholder value;

•                  foster a shared commitment among executives by coordinating their goals; and

•                  motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives.

Our Compensation Committee administers four elements for NEOs: base salary (cash), short-term incentives (bonus), long-term incentives (equity), and benefits. The total compensation package reflects Mesa’s “Pay for Performance” philosophy, which is to couple employee rewards with the interests of shareholders. We believe strongly that retention and motivation of successful employees is in the long-term interest of shareholders. The committee targets the total compensation level to be competitive with comparable companies in terms of size (as measured by revenue and market capitalization), our industry segments, and geographic locations.

Benchmarking

The Compensation Committee, with assistance from Company executives if required, researches compensation levels within Mesa’s industry by investigating comparable company records, purchasing third party compensation surveys, or engaging compensation consultants.  The acquired data is evaluated by the committee and is one factor in establishing compensation plans for the NEOs.

To help establish competitive compensation levels for fiscal year 2013, the Committee examined executive compensation survey data, both base salaries and total cash compensation, from ERI Economic Research Institute.  The survey data was tailored to include only those U.S. public companies in the “Instrument Manufacturing” segment with revenues between $20,000,000 and $50,000,000 per year.  The ERI survey included 90 public companies in the data set used to establish compensation statistics.  This included companies that produced both medical devices and general electronic instruments, along with consumable supplies.  The data was further adjusted for the geographic location of each NEO.  The data from this analysis was used by the committee as one factor in determining compensation levels for base salary and total compensation.

Determination of Target Compensation

For fiscal 2013, the committee determined that an appropriate starting point for total compensation of the Company’s NEOs is approximately the 50th percentile level, compared to the data obtained from the Benchmarking study.  However, the committee used, not only the data from the Benchmarking study, but also considered individual and team executive performance, along with the financial performance of the Company, as criteria to establish target compensation levels for each NEO.  From that analysis, and in consideration of Mesa’s past and future expected financial performance, along with each individual’s performance, the committee made adjustments to base salaries and target total compensation levels for each NEO that were implemented June 1, 2012.

Base Salary

For fiscal 2012, the base salaries established on June 1, 2011 for Dr. Sullivan, Mr. Peterson, and Mr. Adriance, were $270,000, $180,000, and $150,000, respectively.  Mr. Tranmer was named an executive officer of the company in October, 2011 and his salary was adjusted to $150,000 at that time.  Mr. Tranmer resigned as an executive officer of the Company effective July 9, 2012.

The base salary for each NEO was compared to the previously established target compensation levels, and in some cases, adjustments were warranted.  Starting June 1, 2012, base salaries were established for Dr. Sullivan, Mr. Peterson, and Mr. Adriance of $295,000, $180,000, and $190,000, respectively.

Short-Term Incentive Plan

Each NEO participates in Mesa’s short-term incentive plan.  The committee believes that it is in the best interest of our shareholders to have a substantial component of total compensation “at-risk” and dependent upon Company financial performance. For the purpose of the incentive plan, performance is measured by two variables: sales growth and profit growth. These variables are considered by the committee to be a reliable indicator for the creation of long-term shareholder value.  Bonus payouts under the incentive plan are tied directly to achievement of these sales and profit growth targets for the fiscal year.  If both the sales and profit growth targets are exceeded by a substantial margin, the maximum bonus payments are set at between 50% and 85% of the base salary for the various NEOs.  Of course, if the Company’s financial performance is poor, bonus payments could be at or near $0. The committee reserves the right to adjust payments under the incentive plan, in the case of unusual circumstances or events concerning the Company or economic conditions in general.

We are not disclosing the specific target sales and profit growth targets set forth in the incentive plan because we believe that the disclosure thereof would cause us competitive harm. Because we are not disclosing these target objectives, we are stating our assessment of how likely it will be for these targets to be achieved by our NEOs. Although achievement of our target objectives involves future performance and, therefore, is subject to uncertainties, the Compensation Committee believes it has established target objectives that are achievable with an appropriate amount of dedication and hard work and, therefore, it is more likely than not that each NEO will earn a bonus under the incentive plan.

According to achievement of sales and profit growth, Dr. Sullivan, Mr. Peterson, Mr. Adriance, and Mr. Tranmer were awarded incentive plan payments of $180,000, $70,000, $84,000, and $60,000, respectively, for fiscal 2012.

For fiscal 2013 potential maximum incentive plan payments for Dr. Sullivan, Mr. Peterson, and Mr. Adriance are $250,000 (85% of base salary), $100,000 (56% of base salary), and $140,000 (74% of base salary), respectively.

Long-Term Incentive (Stock Options)

The Compensation Committee believes that it is in the best interest of the Company’s shareholders to provide incentives for Company stock ownership by each NEO.  Stock ownership by our NEOs directly ties their long term compensation to the performance of the Company’s share price.  To achieve this goal, the Company makes stock option grants to each NEO at the time of hire and on an annual basis under Mesa’s Stock Compensation Plan.  These grants are either Incentive Stock Options (ISO) with a term of five years or Non-Qualified Stock Options (NQSO) with a term of 10 years.  In either case, the grant price is set at 100% of the market price on the day of the grant and the option vests at 25% per year for the first 4 years.

During fiscal 2012, Dr. Sullivan, Mr. Peterson, Mr. Adriance, and Mr. Tranmer were awarded 8,800, 4,400, 4,400, and 4,400 shares under options, respectively.

For fiscal 2013, Dr. Sullivan, Mr. Peterson, and Mr. Adriance have been awarded 8,000, 4,000 and 4,000 shares under options, respectively.

Other Benefits

Our philosophy is to provide only those other benefits to our named executives that are consistent with those generally offered to all of the other employees of the Company. As such, the NEOs have available various health, welfare, and retirement (401(k)) benefits.

Employment and Change-in-Control Agreements

During fiscal 2012, the Company entered into change of control severance agreements with Dr. Sullivan, Mr. Peterson, Mr. Adriance, and Mr. Tranmer.  Severance payments will be made in the event of a separation of service 24 months after a change in control for an involuntary termination without cause or a voluntary termination for good reason.  Severance payments will be paid monthly for 24 months, to include the individual’s then current monthly salary, and the same percentage of Company-paid health and life insurance benefits.

Additionally, all outstanding unvested stock options, restricted stock, performance shares and stock appreciation rights previously granted will immediately vest, with a three month exercise period.

Nonqualified Deferred Compensation

The Company did not offer a nonqualified deferred compensation plan in fiscal 2012.

Executive Officers of the Registrant

The names, addresses, ages and dates of appointment of the executive officers of the Company are:

Name and Address	Age	Office	Date Appointed

John. J. Sullivan, Ph.D. 12100 West Sixth Avenue Lakewood, Colorado	59	Chief Executive Officer, President, Treasurer and Director	2004

Steven W. Peterson 12100 West Sixth Avenue Lakewood, Colorado	56	Vice President-Finance, Chief Financial and Chief Accounting Officer and Secretary	1990

Glenn E. Adriance 12100 West Sixth Avenue Lakewood, Colorado	58	Executive Vice President — Sales and Marketing	2007

Michael L. Tranmer 12100 West Sixth Avenue Lakewood, Colorado	51	Executive Vice President — Biological Indicator Operations (resigned effective July 9, 2012)	2011

John J. Sullivan, Ph.D., Chief Executive Officer, President, Treasurer and Director

Dr. Sullivan received his Bachelor of Science degree in Biology from Western Washington University in 1976 and a Ph.D. degree in Food Science from the University of Washington in 1982.  From 1976 until 1980, Dr. Sullivan was employed as an Analytical Chemist at BioMed Research Labs (an independent research and testing laboratory).  In 1982, Dr. Sullivan joined the U.S. Food and Drug Administration’s Seattle District Laboratory as a Senior Research Scientist and worked there until 1988.  In 1988, Dr. Sullivan joined Varian, Inc. (a major analytical instrument manufacturer) and served in various capacities in Research and Development, Sales and Marketing Management and in Business Development until 2004.  Dr. Sullivan joined the Company in October 2004 in the role of Vice President of Sales and Marketing and was promoted to the positions of President and Chief Operating Officer in 2006. In March 2009, Dr. Sullivan was promoted to the positions of Chief Executive Officer and President and appointed to the Board of Directors

Steven W. Peterson, Vice President-Finance, Chief Financial and Chief Accounting Officer and Secretary

Mr. Peterson received his Bachelor of Arts degree in accounting from Lewis University in 1979.  He was employed as an accountant and senior accountant by Valleylab, Inc. (a manufacturer of electrosurgical and IV infusion equipment) from 1980 to 1983.  From 1983 to 1985, he was employed as assistant controller by Marquest Medical Products, Inc. (a manufacturer of disposable medical products).  Mr. Peterson joined the Company in February 1985 as Controller and has served as an executive officer of the Company since June 1990.

Glenn E. Adriance, Executive Vice President — Sales and Marketing

Mr. Adriance received his Bachelor of Science degree in Forestry from the University of Massachusetts in 1978 and his MBA from Colorado State University in 1981. From 1981 to 1983, he was employed at Sandia National Laboratories as a senior Business Systems Analyst responsible for various business systems that were fundamental to Sandia’s operations. From 1983 until 2000, he held various sales and marketing roles of increasing responsibility at IBM. He went on to join two other software firms, Lakeview Technology and Scientific Technologies Corporation as Global Business Partner Director and VP/COO/Executive Officer, respectively.  Mr. Adriance joined Mesa Laboratories in October 2007.

Michael L. Tranmer, Executive Vice President — Biological Indicator Operations

Mr. Tranmer received his Bachelor of Science degree in Animal Science in 1984 and his Masters of Science in Veterinary Science in 1986 from the University of Nebraska at Lincoln, Nebraska.  Mr. Tranmer was employed by Harkers, Inc. as a Quality Control Supervisor from 1986 to 1988.  He worked for Smithkline Beecham from 1988 to 1993 as a Research Scientist and Operations Supervisor.  Mr. Tranmer was employed by Pfizer, Inc. from 1993 until 2009 and held management and senior management positions in biological and pharmaceutical operations.  From 2009 to 2010 he was the Vice President of Operations at American Title, Inc.  Mr. Tranmer joined Mesa Laboratories in October of 2011.  He resigned as Executive Vice President — Biological Indicators Operations effective July 9, 2012.

EXECUTIVE COMPENSATION

The following table lists, for the year ended March 31, compensation awarded to or earned by the named executive officers in fiscal years 2012, 2011, and 2010. We had no other executive officers of the Company whose compensation exceeded $100,000 during fiscal 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John J. Sullivan, Ph.D.	2012	265,488	—	—	110,782	180,000	—	8,220	564,490
CEO and President	2011	237,611	—	—	76,549	182,000	—	7,204	503,364
	2010	208,744	—	—	70,036	70,649	—	5,783	355,212

Steven W. Peterson	2012	175,321	—	—	36,343	70,000	—	5,440	287,104
Chief Financial Officer	2011	146,611	—	—	16,031	114,000	—	4,765	281,407
	2010	120,149	—	—	10,095	47,294	—	4,691	182,229

Glenn E. Adriance	2012	147,493	—	—	21,305	36,343	—	4,583	272,419
E.V.P. Sales and Marketing	2011	131,917	—	—	19,221	100,000	—	5,118	256,256
	2010	116,137	—	—	12,980	37,316	—	4,692	171,125

Michael L. Tranmer	2012	146,185	—	—	36,815	60,000	—	4,386	247,386
E.V.P. Operations	2011	—	—	—	—	—	—	—	—
	2010	—	—	—	—	—	—	—	—

(1)                                 This column represents bonus compensation. Bonus amounts are included for the year in which the bonus was earned, not when it was paid.

(2)                                 This column reflects the stock-based compensation expense recognized during the fiscal year for each named executive officer for financial statement reporting purposes with respect to the fiscal years ended March 31, 2012, 2011, and 2010, in accordance with FASB ASC Topic 718. We refer you to Note 9 in our financial statements for the fiscal year ended March 31, 2012, for a discussion of the assumptions made in calculating the dollar amount with respect to the fiscal years ended March 31, 2012 and 2011. None of the option awards is subject to performance conditions.

(3)                                 This column represents 401(k) matching funds.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards; No. of Shares of Stock or Units	All Other Option awards; No. of Securities Underlying Options (1)	Exercise or Base Price Of Option Awards ($/sh)	Grant Date Fair Value of Stock Option Awards ($) (2)
(a)	(b)	(c)	(d)	(e)	(f)

John J. Sullivan, Ph.D.	4/6/2011	—	8,800	29.20	87,208

Steven W. Peterson	4/6/2011	—	4,400	29.20	43,604

Glenn E. Adriance	4/6/2011	—	4,400	29.20	43,604

Michael L. Tranmer	4/6/2011	—	4,400	29.20	43,604

(1)                                 Amounts in this column represent stock options granted to the executives during fiscal 2012 on April 6, 2011.

(2)                                 This column shows the fair value of options granted during April 2011. The grants were valued at $9.91 per share under FAS 123(R).

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements

None.

Compensation Plans

•                  Participation in Compensation Plans . Each NEO is eligible to participate in the following plans:

•                  Executive Compensation Plan. Pursuant to this plan, each NEO has the opportunity to earn an annual bonus based on performance measures and annual incentive plan goals, which are established by the Compensation Committee. The opportunity to earn a bonus under the Executive Compensation Plan is expressed as dollar amounts to be paid for certain levels of net sales and income performance and is set each year for each NEO separately. For fiscal 2011 and 2012, the maximum percentages of base salary for the executive officers ranges from approximately 0% to 75%, with a target cash bonus set at 50% to 75% of base salary.

•                  Stock Option Grants. Upon starting employment, the NEOs received grants of options.  Each year, each NEO will receive an option grant to purchase shares of common stock based on the discretion of the Compensation Committee. These option grants vest over a four-year period based on continued service.

•                  Other Plans. The NEOs and, to the extent applicable, the NEOs’ families, dependents, and beneficiaries may participate in the benefit or similar plans, policies, or programs provided to similarly situated employees under our standard employment practices as in effect from time to time.

•                  Termination and Change-in-Control Payments. Employment with Mesa Laboratories, Inc. provides for the following termination payments:

•                  Upon termination for any reason whatsoever, an NEO (or in case of death, his estate) is entitled to all salary and expense reimbursements due through the date of such termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies, or programs in which he was participating at the time of such termination.

•                  Severance payments will be made in the event of a separation of service 24 months after a change in control for an involuntary termination without cause or a voluntary termination for good reason.  Severance payments will be paid monthly for 24 months, to include the individual’s then current monthly salary, and the same percentage of Company-paid health and life insurance benefits.  Additionally, all outstanding unvested stock options, restricted stock, performance shares and stock appreciation rights previously granted will immediately vest, with a three month exercise period.

Exercises, Stock Vesting, and Holdings of Previously Awarded Equity

Outstanding Equity Awards at Fiscal Year-End 2012

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Share or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John Sullivan	3,225	1,075	—	$21.93	4/1/2013	—	—	—	—
CEO & President	3,000	3,000	—	16.60	4/1/2014	—	—	—	—
	975	2,925	—	25.56	4/1/2015	—	—	—	—
	22,500	7,500	—	15.44	3/20/2016	—	—	—	—
	16,000	24,000	—	18.98	5/11/2017	—	—	—	—
	825	275	—	21.93	4/1/2018	—	—	—	—
	1,000	1,000	—	16.60	4/1/2019	—	—	—	—
	1,525	4,575	—	25.56	4/1/2020	—	—	—	—
	—	8,800	—	29.20	4/6/2021	—	—	—	—

Steve W. Peterson	2,025	675	—	$21.93	4/1/2013	—	—	—	—
Chief Financial Officer	2,000	2,000	—	16.60	4/1/2014	—	—	—	—
	975	2,925	—	25.56	4/1/2015	—	—	—	—
	275	825	—	25.56	4/1/2020	—	—	—	—
	—	4,400	—	29.20	4/6/2021	—	—	—	—

Glenn E. Adriance	1,200	—	—	$20.75	10/1/2012
E.V.P. Sales and Marketing	—	675	—	21.93	4/1/2013	—	—	—	—
	—	2,000	—	16.60	4/1/2014	—	—	—	—
	—	2,925	—	25.56	4/1/2015	—	—	—	—
	800	—	—	20.75	10/1/2017	—	—	—	—
	—	825	—	25.56	4/1/2020	—	—	—	—
	—	4,400	—	29.20	4/6/2021	—	—	—	—

Michael L. Tranmer	950	2,850	—	$25.75	11/8/2015	—	—	—	—
E.V.P. Operations	1,050	3,150	—	25.75	11/8/2020	—	—	—	—
	—	4,400	—	29.20	4/6/2021	—	—	—	—

Option Exercises for Fiscal Year 2012

Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise (1)
(a)	(b)	(c)

John J. Sullivan, Ph.D.	11,730	$457,724

Steven W. Peterson	3,000	94,530

Glenn E. Adriance	11,275	107,010

Michael L. Tranmer	—	—

(1)                                 Determined by multiplying the number of options that were exercised in fiscal 2012 by the difference between the per share closing price of the Company’s common stock on the date of exercise and the exercise price of the options, but not including any tax impact incurred in connection with such exercise.

Post-Employment Compensation

The Company did not offer any pension benefits to its executive officers during fiscal 2012.

Nonqualified Deferred Compensation

The Company did not offer a nonqualified deferred compensation plan in fiscal 2012.

Potential Payments upon Termination or Change-in-Control

As noted above, if an NEO’s employment is terminated on account of an involuntary termination without cause or a voluntary termination for good reason within 24 months of a change of control, he would receive monthly payments of his current monthly salary for 24 months after the date of termination.  Additionally, all outstanding unvested stock options, restricted stock, performance shares and stock appreciation rights previously granted will immediately vest, with a three month exercise period.

	Salary Continuation (1)	Value of Equity Awards Received or to be Received (2)
John J. Sullivan, Ph.D.	$540,000	$1,505,372
Steven W. Peterson	360,000	261,556
Glenn E. Adriance	300,000	261,556

(1)                                 This amount is based on the NEO’s salary at March 31, 2012.

(2)                                 The value of accelerating these unvested stock options was calculated by multiplying the number of shares underlying the NEO’s unvested stock options that were in-the-money at March 31, 2012 by the difference between the weighted average exercise price for options in-the-money at March 31, 2012, and our closing price per share on March 30, 2012.

Disclosure of Director Compensation

	Fees Earned or Paid in Cash	Stock Awards	Option Awards		Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)		($)	($)	($)	($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)

Michael T. Brooks	16,000	—	12,820	(1)	—	—	—	28,820

H. Stuart Campbell	16,000	—	13,784	(1)	—	—	—	29,784

Robert V. Dwyer	16,000	—	13,784	(1)	—	—	—	29,784

Evan C. Guillemin	16,000	—	10,991	(1)	—	—	—	26,991

Luke R. Schmieder	16,000	—	12,820	(1)	—	—	—	28,820

David M. Kelly	16,000	—	7,869	(1)	—	—	—	23,869

(1)  1,000 options were granted on April 6, 2011. This column shows the expense recognized in the Company’s fiscal 2012 financial statements under GAAP for all unvested stock option awards to directors. These award fair values have been determined based on the assumptions set forth in the Company’s fiscal 2012 Financial Statements (Note 9, Stock Based Compensation).

Currently, all outside directors receive cash compensation of $4,000 per quarter or $16,000 annually. Currently, no additional compensation is received for Committee assignments or attendance at meetings.

Equity Compensation Plans

We have two equity compensation plans currently in effect, each of which has been approved by our shareholders. The following table provides information as of March 31, 2012, on these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in (a))
	(a)	(b)	(c)
1999 Incentive Compensation Plan	53,775	$17.53	—	(1)
2006 Incentive Compensation Plan	380,010	$23.51	389,075
	433,785	$22.77	389,075

(1)                                  The 1999 Incentive Compensation Plan has expired and no new awards may be issued under this Plan.

On October 21, 1999, the Company adopted a new stock compensation plan. The purpose of the plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees and certain advisors of the Company in order to provide incentive to promote the success and business of the Company.  A total of 300,000 shares of Common Stock have been reserved for issuance under the plan and are subject to terms as set by the Compensation Committee of the Board of Directors at the time of grant.  On October 18, 2004, the shareholders approved an amendment to the plan to reserve an additional 200,000 shares of Common Stock for issuance under the plan.

On December 8, 2006, the Company adopted a new stock compensation plan. The purpose of the plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees and certain advisors of the Company in order to provide incentive to promote the success and business of the Company.  A total of 400,000 shares of Common Stock were reserved for issuance under the plan and are subject to terms as set by the Compensation Committee of the Board of Directors at the time of grant.

On June 22, 2010, the Board of Directors approved an amendment to the Company’s 2006 Stock Compensation Plan to increase the number of shares authorized for issuance under the 2006 Stock Compensation Plan from four hundred thousand (400,000) to eight hundred thousand (800,000), and the increase was subsequently approved by the majority of the Company’s shareholders at the annual meeting of shareholders held on September 23, 2010.

Retirement Plan

The Company adopted a 401(k) plan effective January 1, 2000. Participation is voluntary and employees are eligible to participate at age 21 and after six months of employment. The Company matches 50% of the employee’s contribution up to 6% of the employee’s salary. A participant vests in the Company’s contributions at a rate of 25% per year, fully vesting at the end of the participant’s fourth year of service. SGM Biotech, Inc. is currently operating on a separate 401(k) plan. That plan was adopted effective August 15, 1996. Participation is voluntary and employees are eligible to participate at age 21 and after one year of employment with the Company. SGM Biotech, Inc. matches 100% of the employee’s contribution up to 4% of the employee’s salary. A participant immediately vests in those contributions. SGM also offers a Roth Savings Plan which is incorporated into their 401(k) Plan with identical requirements and contributions.

Certain Relationships and Related Transactions, Employment Contracts, Termination of Employment Contracts and Change in Control Agreements

We are not aware of any transactions since the beginning of fiscal 2012 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest. Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee have analyzed and discussed with management the information contained above in the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. The Committee believes this information to be a full and accurate analysis of the Company’s compensation philosophy and recommended its inclusion by reference in the Company’s Form 10-K filing.

The foregoing report is given by the following members of the Compensation Committee:

The Compensation Committee

Michael T. Brooks

H. Stuart Campbell

Evan C. Guillemin

David M. Kelly, Committee Chairman

Luke R. Schmieder

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2013.

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board has again selected Ehrhardt Keefe Steiner & Hottman, PC to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2013. Although it is not required to do so, our Board wishes to submit the appointment of Ehrhardt Keefe Steiner & Hottman, PC for shareholder ratification at the Annual Meeting. Even if the appointment is ratified by our shareholders, the Audit Committee may in its sole discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of our company and our shareholders. A representative of Ehrhardt Keefe Steiner & Hottman, PC will be present at the Annual Meeting, will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions. If the shareholders do not ratify the appointment of Ehrhardt Keefe Steiner & Hottman, PC, our Board will reconsider its selection.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Ehrhardt Keefe Steiner & Hottman, PC, Denver, Colorado, conducted the audits of the Company’s accounting records since 1986 and the Board of Directors expects to engage the same firm to audit the Company’s accounting records for the fiscal year ending March 31, 2013.

AUDIT FEES

Ehrhardt Keefe Steiner & Hottman, PC’s fees for the Company’s 2012 and 2011 annual audits and reviews of the Company’s quarterly financial statements or services that are normally provided by the accountant in connection with statutory or regulatory filings or engagements were $126,112 and $122,500, respectively.

AUDIT RELATED FEES

Ehrhardt Keefe Steiner & Hottman, PC fiscal 2011 fees were $98,114 for the audit of SGM Biotech, Inc., which was acquired April 27, 2010. The firm did not render any audit related services to the Company in 2012.

TAX FEES

Ehrhardt Keefe Steiner & Hottman, PC’s fees for tax preparation services to the Company for 2012 and 2011 were $15,500 and $22,020, respectively.

ALL OTHER FEES

Ehrhardt Keefe Steiner & Hottman, PC’s fees for all other services to the Company for 2012 and 2011 were $81,492 and $20,598, respectively, related to income tax credits and due diligence for acquisitions.

The Audit Committee approved all services performed by Ehrhardt, Keefe, Steiner & Hottman, PC.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of five non-employee directors of the Company.  All members are independent as defined under the Nasdaq Listing Rules.  The Committee held eight meetings during fiscal year 2012.  The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

In connection with the March 31, 2012, financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and (4) discussed with the independent accountant their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael T. Brooks

H. Stuart Campbell

Evan C. Guillemin, Committee Chairman

David M. Kelly

Luke R. Schmieder

PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 8,000,000 TO 25,000,000

The Board of Directors has adopted, subject to Stockholder approval, an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 8,000,000 to 25,000,000. The Board adopted this change for the following reasons:

•                  Allow for future realignment of the existing equity structure through, for example, a stock split

•                  Provide sufficient equity resources to support our acquisition strategy

•                  Increase the number of shares which could be used for future options and other share-related compensation to retain and attract employees

The additional shares of Common Stock authorized by the amendment to the Company’s Articles of Incorporation may be issued at the direction of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, in connection with stock splits, stock dividends, sales of our Common Stock, employee stock incentive plans, other stock ownership plans, acquisitions and to engage in other types of capital raises or strategic transactions.

We have no plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares.

The increase in the number of authorized shares has no impact on the Company’s current equity compensation plan, nor current options outstanding.

The holders of shares of Common Stock do not presently have preemptive rights to subscribe for any of the Company’s securities and holders of Common Stock will not have any such rights to subscribe for the additional Common Stock proposed to be authorized. The Company currently does not anticipate that it will seek authorization from stockholders for issuance of additional shares of Common Stock unless required by applicable laws or exchange rules.

The first sentence of “Article Four — Capital Stock” of our Articles of Incorporation is proposed to be amended to read as follows:

“The amount of authorized capital stock of this corporation is twenty five million (25,000,000) shares of common stock, each share having no par value, and one million (1,000,000) shares of preferred stock.”

Effectiveness of the Amendment to Our Certificate of Incorporation to Increase Our Authorized Number of Shares of Common Stock

If Proposal 3 is approved, the amendment of our Articles of Incorporation will become effective upon filing the Articles  of Amendment with the Secretary of State of Colorado, which we intend to do promptly after approval at the Annual Meeting. Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposal 3 and without further action by our stockholders, to elect not to proceed with filing the Articles of Amendment if, at any time prior to filing thereof, our Board of Directors, in its sole discretion, determines that it is no longer advisable or in the best interest of the Company. The Articles of Amendment are subject to revision for such changes as may be required by the Colorado Secretary of State and other changes consistent with this proposal that we may deem necessary or appropriate.

Required Vote

We are asking you to approve the Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock by 17,000,000 shares, to 25,000,000 shares from 8,000,000 shares. This approval will require the affirmative vote of a majority of the shares of our common stock outstanding.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE “FOR” THE APPROVAL AND ADOPTION OF THE FOREGOING AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSALS OF SHAREHOLDER FOR PRESENTATION

AT NEXT ANNUAL MEETING FOR SHAREHOLDERS

Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Shareholders must do so in writing and it must be received at the Company’s principal executive offices by the end of the fiscal year ending March 31, 2013.  The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his proposal and must continue to own such security entitling him to vote through the date on which the meeting is held.

ANNUAL REPORT

The Annual Report to Shareholders concerning the operations of the Company during the fiscal year ended March 31, 2012, including audited financial statements for the year then ended, has been distributed to all record holders as of the record date.  The Annual Report is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

Management of the Company is not aware of any matters which are to be presented at the meeting, nor has it been advised that other persons will present any such matters.  However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2012, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON JULY 25, 2012.  ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY’S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE COMPANY’S SECRETARY, MESA LABORATORIES, INC., 12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO 80228.

The above notice and Proxy Statement are sent by order of the Board of Directors.

Steven W. Peterson
Secretary

August 10, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MESA LABORATORIES, INC.

TO BE HELD FRIDAY, SEPTEMBER 14, 2012

The undersigned hereby appoints Luke R. Schmieder as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Mesa Laboratories, Inc. held of record by the undersigned as of the close of business on July 25, 2012, at the Annual Meeting of Shareholders to be held on Friday, September 14, 2012, or any adjournment or postponement thereof.

1.               ELECTION OF DIRECTORS

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		(to vote for all nominees listed below)

L.R. Schmieder, H.S. Campbell, M. Brooks, R.V. Dwyer, E. Guillemin, J. Sullivan, D.M. Kelly

(INSTRUCTION:  To withhold authority to vote for any nominees, write the nominees’ names on the space provided below.)

2.               To ratify the appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (EKS&H) as the Company’s independent registered public accounting firm for fiscal 2013 (the “Ratification of Auditors Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.               To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 8,000,000 to 25,000,000 (the “Amendment of the Articles of Incorporation Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.               In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder.  WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1), FOR RATIFICATION OF THE APPOINTMENT OF EKS&H PROPOSED IN ITEM (2), AND TO APPROVE AN AMENDEMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK SHARES.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

Please sign exactly as name appears below.  When shares are held joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

☐ PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING